UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 15, 2008

SWS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-19483	75-2040825
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events

SWS Group, Inc. (the “Company”) announced in its January 15, 2008 press release that its board of directors approved a plan authorizing the Company to purchase up to 750,000 shares of its common stock from time to time in the open market for an 18-month time period beginning January 14, 2008 and ending on June 30, 2009. The 750,000 shares authorized for purchase are in addition to the Company’s current stock repurchase program, beginning on January 1, 2007 and expiring on June 30, 2008, which authorizes the purchase of 500,000 shares of SWS common stock in the open market. Under the current plan, 349,423 shares of the authorized 500,000 shares had been purchased as of January 15, 2008.

Item 9.01(c)	Exhibits.

Exhibit 99.1	Board Increases Stock Buy-Back Authorization.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: January 16, 2008	By:	/s/ Kenneth R. Hanks
Kenneth R. Hanks
Executive Vice President, Chief Financial Officer and Treasurer

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